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                                                                    EXHIBIT 10.5


                            USAA REAL ESTATE COMPANY
                             8000 MCDERMOTT FREEWAY
                                    SUITE 600
                          SAN ANTONIO, TEXAS 78230-3884




                                December 18, 1996



American Industrial Properties REIT
6220 North Beltline, Suite 205
Irving, Texas 75063

      Re: 8.8% Promissory Note dated February 27, 1992 in the original principal amount of $23,261,317.66 ("Note A") executed by Trammell Crow Real Estate Investors ("Trammell Crow") and payable to The Manufacturers Life Insurance Company ("MLI") and the 8.8% Promissory Note, dated February 27, 1992, in the original principal amount of $19,143,646.92 ("Note B") executed by Trammell Crow and payable to The Manufacturers Life Insurance Company (U.S.A.) ("MLI-USA") (collectively the "Notes")

Gentlemen:

            American Industrial Properties REIT ("AIP"), the predecessor obligor on the Notes, has requested that USAA Real Estate Company or one of its affiliates (collectively, "USAA") commence negotiations with MLI and MLI-USA for the purchase or repayment of the Notes. USAA is willing to commence these negotiations, subject to AIP's acceptance of the following terms and conditions:

            1. Purchase of the Notes. USAA, with the assistance of AIP, will commence negotiations with MLI to purchase the Notes at a price acceptable to USAA, in its sole discretion. Consummation of any such purchase by USAA shall be in USAA's sole discretion, but shall in any event require (a) completion of satisfactory due diligence, in USAA's sole discretion, with respect to the Notes, including, without limitation, review of the Notes, the Settlement Agreement by and between AIP, Patapsco #1 Limited Partnership, Patapsco #2 Limited Partnership, MLI and MLI-USA dated as of May 22, 1996, the Note Purchase Agreement, dated February 27, 1992, by and between Trammell Crow Real Estate Investors and MLI, the Option Agreement, dated May 22, 1996, between MLI, MLI-USA and AIP and other agreements concerning the obligations under the Notes (collectively the "Note Documents"), (b) negotiation and consummation of the purchase or repayment of the Notes (the "Purchase Documents"), on terms satisfactory to USAA, in its sole discretion, and (c) execution and delivery of agreements, in form and substance satisfactory to
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AIP
December 18, 1996
Page 2

USAA, in its sole discretion, by USAA and AIP, necessary to implement the modifications to (or replacement of) the Notes and the other Note Documents described in paragraph 2 below. AIP will use its best efforts to assist USAA to complete this transaction and will also execute any consents or other documents necessary for USAA to acquire the Notes. In the event USAA does not purchase the Notes from MLI, USAA shall have the option, in its sole discretion, to advance to AIP the funds necessary to repay the Notes, in which case AIP agrees to repay USAA such funds on terms consistent with those set forth below.

            2. Note Modifications. For the consideration of the mutual obligations set forth below, the Notes (or the obligations represented thereby) and the other Note Documents (or the obligations represented thereby) will be modified (or replaced), effective upon consummation of the Purchase Documents, to incorporate the following terms:

            a. USAA will amend the current aggregate principal balance ($9,419,213) of the Notes so that the resulting aggregate principal balance of the Notes will be at least $7,040,721, and in any event $1,591,103 greater than the amount paid by USAA to purchase the Notes (provided such purchase price for this purpose shall be limited to $5,449,618 plus accrued interest), plus the expenses incurred by USAA in connection with this transaction. Such amendment shall not apply to any accrued and unpaid interest on the Notes. AIP acknowledges that the foregoing may result in income to AIP.

            b. Subject to clause (e) below, the Notes will continue to accrue interest at a non-default rate of 8.8% per annum, with accrued interest payable monthly in arrears, and the maturity of the Note will be extended to December 31, 2000.

            c. AIP will waive its right to make the discounted prepayments contemplated by the Option Agreement dated as of May 22, 1996 relating to the Notes (the "Option Agreement") and AIP will have no further right to make any optional prepayment of the Notes.

            d. The Notes will be amended to provide that, subject to obtaining the shareholder approval described in clause (e) below, such Notes are convertible (in whole or in part) at USAA's option, at any time, into a number of shares of beneficial interest, $.10 par value per share, of AIP (the "Shares") determined as follows:

                  P / C = S
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AIP
December 18, 1996
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      where (i) "P" equals the aggregate principal balance of such Notes at the date of conversion; (ii) "C" equals the conversion price determined pursuant to clause (f) below; and (iii) "S" equals such number of Shares.

            e. AIP will submit the conversion feature described in clause (d) above to its shareholders for approval as promptly as possible after USAA acquires the Notes and will use its best efforts to secure such approval. If AIP has not obtained shareholder approval of such conversion feature by June 30, 1997, (a) effective July 1, 1997 the interest rate applicable to the Notes will increase to 18% (but in no event to exceed the highest lawful rate) and (b) AIP will be required to make a mandatory prepayment of the full principal of the Notes, plus accrued, unpaid interest on October 31, 1997.

            f. The conversion price "C" referred to in clause (d) above will be determined as follows:

                  (i) if the conversion of such Note occurs on or before
            December 31, 1997, the conversion price will be $2.00;

                  (ii) if the conversion of such Note occurs after the period in
            (i) above but on or before December 31, 2000, the conversion price per share will be $2.25.

      The conversion prices described above will be subject to further adjustment pursuant to anti-dilution provisions acceptable to USAA.

            g. Upon conversion of either Note into Shares, AIP shall be required to enter into a Registration Rights Agreement with USAA covering the resale of such Shares substantially in the same form as provided in the Registration Rights Agreement dated December 13, 1996, between AIP and USAA.

            3. No Defaults. AIP represents and warrants that it is in compliance with the terms of the Settlement Agreement dated as of May 22, 1996 relating to the Notes (the "Settlement Agreement") and the other documents pertaining thereto and that there are currently no defaults existing with respect to the Settlement Agreement or any other material contract of AIP.

            4. Term. The term of this Agreement shall be four years from the date hereof, unless replaced by the terms of new notes and related documents reflecting the terms set forth herein.
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AIP
December 18, 1996
Page 4


            This letter does not constitute a commitment by USAA to lend or to otherwise advance funds to AIP. However, AIP understands that USAA will commence negotiations with MLI and expend funds in connection therewith in reliance upon AIP's agreements contained herein. Please acknowledge your agreement to the foregoing by signing a counterpart hereof in the space provided below and returning the same to USAA no later than 5:00 p.m. (San Antonio, Texas time) on December 17, 1996.

                                       Very truly yours,

                                       USAA REAL ESTATE COMPANY



                                       By:______________________________________
                                       Name:  T. Patrick Duncan
                                       Title: Senior Vice President - Operations

            Accepted and agreed to this _____ day of December, 1996.

                                       AMERICAN INDUSTRIAL PROPERTIES REIT



                                       By:______________________________________
                                       Name:  Charles W. Wolcott
                                       Title: President